Exhibit 99.4

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING ANNOUNCES TEMPORARY CLOSURES OF VALLEY FORGE

LAS VEGAS — MARCH 12, 2020 —Boyd Gaming Corporation (NYSE: BYD) today announced that Pennsylvania Governor Tom Wolf today ordered the closure of all public schools, entertainment venues and community centers in Montgomery County, Pennsylvania, as a precautionary measure due to local cases of COVID-19.   This includes Valley Forge Casino Resort.

While there have been no reported cases at the property, the Company will close Valley Forge to the public on Friday, March 13 at 6:00 am EDT.  The Company currently expects Valley Forge will remain closed until Friday, March 27, in compliance with the governor’s directive.

Customers who have reservations at Valley Forge during the closure period should call (610) 354-8118 for further information and assistance.

The safety and well-being of our team members and customers is our utmost priority.  Starting in February, Boyd Gaming has been following stringent CDC-recommended protocols at its properties nationwide, including frequent handwashing by team members, increased placement of hand sanitizers and increased sanitation of frequently-touched surfaces.  The Company has been advising all team members who are experiencing flu-like symptoms to go home immediately and contact their health care professional.

The Company is continuing to monitor developments related to COVID-19 and reinforcing our policies as necessary.  For additional information on Boyd Gaming’s efforts, visit: https://www.boydgaming.com/news/coronavirus

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future.  These forward looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding COVID-19, the length of time Valley Forge will be required to remain closed, and whether the Company will be required to close other properties.    Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance.  Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission.  All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states.  The Company currently operates 1.77 million square feet of casino space, more than 38,000 gaming machines, over 800 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets.  With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  For additional Company information and press releases, visit www.boydgaming.com.